Exhibit 99.1

Recon Infosec Partners with SideChannel to Offer More Comprehensive Cybersecurity Solutions

Worcester, MA — Tuesday, January 21st 2025 — Recon Infosec and SideChannel (OTCQB:SDCH) are excited to announce a new partnership, which gives Recon Infosec’s clients access to SideChannel’s virtual Chief Information Security Officer (vCISO) services and gives SideChannel’s clients access to Recon’s Managed Security Operations services. Through this collaboration, Recon’s clients can tap into SideChannel’s extensive vCISO network to help them assess, strengthen, and run their information security programs and SideChannel’s clients can benefit from robust Active Defense of their existing Information Technology environment.

“Risk Management, Network Operations, and Security Operations are the 3 pillars of cybersecurity. SideChannel vCISO and professional services support Risk Management. Recon provides the best managed security operations on the planet. We are thrilled to partner with each other to support Network Operations teams of all sizes,” said Recon’s CEO, Bob Drobish.

SideChannel is a leading provider of cybersecurity services and technology to emerging and middle market companies. Their offerings include vCISO services, a zero-trust network solution Enclave, compliance tools, and privacy enhancement. SideChannel caters to a diverse range of sectors, including healthcare, finance, technology, and more, providing both strategic and practical cybersecurity support.

SideChannel’s VP of Partnerships, David Menichello, commented on today’s announcement, “This partnership is a great example of a “better together” story. SideChannel is a best-in-class provider of security strategy, leadership, and risk management services, but clients also need reliable and effective security operations. With Recon’s Managed Security Operations and SideChannel’s GRC services, clients get the end-to-end support required for a balanced cybersecurity program.”

Both Recon and SideChannel clients win with this partnership by being able to extend the quality and reach of their programs and devote more time to running their businesses.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent, and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive to press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

info@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.